Exhibit 2.7

TELEMAR NORTE LESTE S/A

Corporate Taxpayers’ Registry (CNPJ/MF) No. 33.000.118/0001-79

Board of Trade (NIRE) No. 33 300 152580

Publicly-Held Company

Minutes of the Extraordinary General Shareholders’ Meeting of Telemar Norte Leste S.A., held on September 14, 2011, drafted as a summary pursuant to the provisions of paragraph 1 of article 17 of the Bylaws:

1. Place, date and time: Held in the meeting room on the 5th floor of the Company’s headquarters, located at Rua General Polidoro, No. 99, Botafogo, in the City and State of Rio de Janeiro, on September 14, 2011 at 10:30 a.m.

2. Agenda: To decide on the choice of a specialized company responsible for preparing the economic valuation of the Company’s shares from among the three companies nominated by the Board of Directors, to determine the withdrawal rights of dissenting shareholders at the general shareholders’ meeting to be called to consider the share exchange between the Company and Coari Participações S.A., in accordance with art. 12 of the Company’s Bylaws and art. 45 of Law No. 6,404/76.

3. Call Notice: The call notice was published in the newspaper “Diário Oficial do Estado do Rio de Janeiro,” part V, on August 30, 2011, page 10, August 31, 2011, page 08 and September 01, 2011, page 25; and in the newspaper “Valor Econômico – National Edition,” on August 30, 2011, page C10, August 31, 2011, page D11 and September 01, 2011, page C9; in accordance with article 133 of Law No. 6,404/76.

4. Attendance: Shareholders of the Company representing more than 88.5% (eighty-eight point five percent) of the total share capital, as indicated by the signatures in the Shareholders’ Attendance Record. The shareholders in attendance comprise the necessary quorum provided in art. 135 of Law No. 6,404/76. Sérgio Bernstein (representative of the Fiscal Council), Bayard de Paoli Gontijo, Maria Gabriela Campos da Silva Menezes Côrtes and Daniella Geszikter Ventura were also in attendance.

5. Chair: President – Rafael Padilha Calabria and Secretary – Maria Gabriela Campos da Silva Menezes Côrtes.

6. Decisions: Shareholders representing more than 88.5% (eighty-eight point five percent) of the total share capital of the Company present at the Meeting decided as follows:

6.1. A majority of those present approved the choice, among the three companies nominated by the Board of Directors, of Citi Group Global Market Inc. as the specialized company that will be responsible for preparing the economic valuation of the Company’s

TELEMAR NORTE LESTE S.A.

Extraordinary General Shareholders’ Meeting

held on September 14, 2011

shares, to determine the withdrawal rights of dissenting shareholders at the general shareholders’ meeting to be called to consider the share exchange between the Company and Coari Participações S.A., in accordance with art. 12 of the Company’s Bylaws and art. 45 of Law No. 6,404/76. The following votes were also recorded: dissenting votes, votes to select Barclays Capital Inc. and voting manifestation presented by CSHG Verde Equity Master FIA, CSHG Verde Master FIM, Green II Fund LLC and Green Fund LLC.

7. General Notes and Closing: The receipt of a request submitted by CSHG Verde Equity Master FIA, CSHG Verde Master FIM, Green II Fund LLC and Green Fund LLC to include another specialized company for consideration by the general meeting was recorded but not considered because it was not listed on the agenda, it was unaccompanied by a proposal by the specialized company or information about it, it did not meet the legal requirements for bringing forth such proposals (especially art. 45, paragraph 4 of Law No. 6,404/76), and the shareholders were not able to previously analyze information regarding such company as required by applicable regulations. The applicants submitted their protest to the chair in response to the reasons listed above. With no further matters to discuss, the President adjourned this General Shareholders’ Meeting, and requested these minutes to be drafted in summary form, pursuant to the provisions of article 130, paragraph 1, of the Brazilian Corporate Law. These minutes were read, approved and signed by all of the shareholders present at the Meeting. The publication of these minutes without the signatures of the shareholders in attendance was authorized, pursuant to article 13, paragraph 2 of Law No. 6,404/76.

Rio de Janeiro, September 14, 2011.

Signatures: Rafael Padilha Calabria—President; Maria Gabriela Campos da Silva Menezes Côrtes—Secretary; Sergio Bernstein—Representative of the Fiscal Council, shareholders in attendance: Tele Norte Leste Participacoes S.A. (represented by Daniella Geszikter Ventura); LF Tel S.A. (represented by Daniella Geszikter Ventura and Ana Carolina Dos Remedios Monteiro Da Motta); Bratel (represented by Anna Laura Svartman); Luxembourg S.A. (represented by Daniella Geszikter Ventura and Ana Carolina Dos Remedios Monteiro Da Motta); Daniella Geszikter Ventura, Rafael Padilha Calabria, Luiz Antônio de Sampaio Campos, Maria Gabriela Campos da Silva Menezes Côrtes; CSHG Verde Equity Master FIA, CSHG Verde Master FI Multimercado, Green Fund, LLC; Green Fund II LLC (represented by Lucila Prazeres da Silva), the Trustee Limited Qantas Sup For the Qantas Sup Plan; Pensin SBC Master Trust; State of Wyoming, Wyoming State Treasurer, The Boeing Company Employee Ret.Plans Master Trust, Vanguard Investment Series PLC, Vanguard Total International Stock Index Fund, A Series of Vanguard Star Funds, Washington State Investment Board; Polo Investment Fund Shares; Vinson Fund LLC, North Pole Fund Hedge, Abu Dhabi Retirement Pensions and Benefits Fund, AT & T Union Welfare Benefit Trust, Bellsouth Corporation RFA VEBA Trust; Blackrock Institutional Trust Company, NA; Blackrock Emerging Markets Strategic Insights Fund Inc., Caisse de Depoit Et Placement du Quebec, Canada Pension Plan Investment Board; CF DV Emerging Markets Stock Index

2	TELEMAR NORTE LESTE S.A. Extraordinary General Shareholders’ Meeting held on September 14, 2011

Fund, College Retirement Equities Fund, Emerging Global Shares INDXX Infrasctruture Brazil Index Fund, Emerging Markets Equity Fund, Emerging Markets Equity Trust 4; And Emerging Markets Index Fund, Emerging Markets Sudan Free Equity Index Fund, Emerging Markets Equity Index Master Fund, Fidelity Fixed-Income Trust: Fidelity Global Series EX U.S. Index Fund; Florida Retirement System Trust Fund, Ford Motor Company Defined Benefit Master Trust; Formula Investing International Value Fund 400; Future Fund Board of Guardians; GMO Real Return Asset Allocation Fund, LP, IBM Global Diversified Equity Fund, IBM 401 (k) Plus Plan (formerly IBM Savings Plan) and International Bank for REC DEV ATFSRPAT / RET Ben Staff Plan and Trust ; Ishares MSCI Brazil (Free) Index Fund, iShares MSCI Emerging Markets Index Fund, John Hancock Funds II International Equity Index Fund, John Hancock Variable Insurance Trust International Equity Index Trust A; John Hancock Variable Insurance Trust International Equity Index Trust B; Managed Pension Fund Limited, Mellon Bank NA Employes Benefit Collective Investment Fund Plan; Microsoft Global Finance, Ministry of Strategy and Finance, New Zealand Superannuation Fund, Northern Trust Non-UCITS Common Contractual Fund, Northern Trust Quantitative Fund plc; Oleary Founders Income and Growth Fund Series ; Oleary Strategic Yield Fund, Ohio School Employees Retirement System; Pensionskassernes Administration A / S; Re Public Employees Assoc Of New Mexico; Pyramis Global ex U.S. Index Fund LP, Pzena Value Service Emerging Market Countries, A Series Of P, Schwab Equity Emerging Markets ETF; Schwab Fundamental Emerging Markets Index Fund; SCRi Institutioneel Robeco Emerging Markets Quant Fonds; SSgA MSCI Brazil Index Non-Lending Common Trust Fund QP; I SSgA SPDR Europe Public Limited Company, State of Oregon, State Street Bank and Trust CMPN Investment MSDS Retirement Tax Exempt Plans, State Street Emerging Markets, Teacher Retirement System of Texas, The Bank Of Korea, The EMM Umbrella Funds; The MTBJ, FN TTD.AS TRT TRT WD AND IN ALL C IF (AND QIIO Tax) The Monetary Authority of Singapore, The Pension Reserves Investment Management Board, The State Teachers Retirement System of Ohio; The Texas Education Agency; Funds TIAA-CREF—TIAA-CREF Equity Emerging Markets Index Fund, Vanguard Emerging Markets Stock Index Fund, Vanguard FTSE All-World Ex -US Index Fund, A Series of Vanguard International Equity Index Funds, Vanguard Total World Stock Index Fund, A Series of Vanguard International Equity Index Funds; Wheels Common Investment Fund (represented by George Washington Tenório Marcelino).

I certify that these minutes are a true copy of the minutes drawn up in the Company’s own books.

Maria Gabriela Campos da Silva Menezes Côrtes

Secretary

3	TELEMAR NORTE LESTE S.A. Extraordinary General Shareholders’ Meeting held on September 14, 2011